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                                                                   EXHIBIT 10.31






                            STANDARD FORM - NET LEASE



BETWEEN:

                    GUILD PROPERTIES INC.
                    c/o Suite 1660-1188 West Georgia Street
                    Vancouver, BC V6E 4A2

                                                                    ("Landlord")
AND:

                    SMARTSOURCES.COM TECHNOLOGIES INC.
                    Suite 100-2030 Marine Drive
                    North Vancouver, BC V7P 1V7

                                                                      ("Tenant")
PREMISES:

                    Suite 200
                    2030 Marine Drive
                    North Vancouver, BC V7P 1V7
                    (Strata Lot 5)

TERM:

                    3 years from May 15, 1999
                    plus right to renew for additional 3 years


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
                                TABLE OF CONTENTS

  ARTICLE 1 - BASIC PROVISIONS AND DEFINITIONS ................................2

   1.01    BASIC PROVISIONS ...................................................2
   1.02    DEFINITIONS ........................................................3

 ARTICLE 2 - PREMISES .........................................................9

   2.01    PREMISES ...........................................................9
   2.02    RELOCATION OF PREMISES .............................................9
   2.03    STRATA TITLE BUILDING ..............................................9
   2.04    MAINTENANCE PAYMENTS ...............................................9

  ARTICLE 3 - TERM ...........................................................10

   3.01    TERM ..............................................................10
   3.02    POSTPONEMENT ......................................................10
   3.03    LANDLORD'S WORK ...................................................10
   3.04    IMPROVEMENT ALLOWANCE .............................................10
   3.05    RIGHT OF RENEWAL ..................................................10

  ARTICLE 4 - RENT ...........................................................12

   4.01    RENT...............................................................12
   4.02    PAYMENT OF RENT ...................................................12
   4.03    RENT FOR IRREGULAR PERIODS ........................................14
   4.04    WAIVER OF OFFSET ..................................................14

  ARTICLE 5 - TENANTS COVENANTS ..............................................15

   5.00    TENANT'S COVENANTS ................................................15
   5.01    RENT ..............................................................15
   5.02    PERMITTED USE .....................................................15
   5.03    WASTE AND NUISANCE ................................................15
   5.04    INSURANCE RISKS ...................................................15
   5.05    CONDITION .........................................................15
   5.06    BY-LAWS ...........................................................15
   5.07    FIRE EXIT DOORS ...................................................16
   5.08    RULES AND REGULATIONS .............................................16
   5.09    OVERHOLDING .......................................................16
   5.10    SIGNS AND DIRECTORY ...............................................16
   5.11    INSPECTION AND ACCESS .............................................17
   5.12    SHOWING LEASED PREMISES ...........................................17
   5.13    TENANT'S WORK .....................................................17
   5.14    JANITOR SERVICE AND IN-SUITE MAINTENANCE ..........................17

  ARTICLE 6 - LANDLORD'S COVENANTS ...........................................18

   6.00    LANDLORD'S COVENANTS ..............................................18
   6.01    QUIET ENJOYMENT ...................................................18
   6.02    INTERIOR CLIMATE CONTROL ..........................................18
   6.03    ELEVATORS .........................................................18
   6.04    ENTRANCES, LOBBIES, ETC............................................19
   6.05    WASHROOMS .........................................................19
   6.06    JANITOR SERVICE ...................................................19
   6.07    MAINTENANCE OF COMMON AREAS .......................................19

  ARTICLE 7 - REPAIR AND DAMAGE AND DESTRUCTION ..............................20

   7.01    LANDLORD'S REPAIRS ................................................20


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
   7.02   TENANT'S REPAIRS ..................................................20
   7.03   ABATEMENT AND TERMINATION .........................................21
   7.04   LANDLORD'S WORKS ..................................................22

  ARTICLE 8 - TAXES AND OPERATING COSTS .....................................23

   8.01   LANDLORD'S TAX OBLIGATIONS ........................................23
   8.02   TENANT'S TAX OBLIGATIONS ..........................................23
   8.03   TENANT'S TAX COST .................................................23
   8.05   RECEIPTS, ETC. ....................................................24
   8.06   ALLOCATION OF TAXES ...............................................24
   8.07   OPERATING COST ....................................................24
   8.08   ALLOCATION OF OPERATING COST ......................................25
   8.09   ALLOCATION TO PARTICULAR TENANT ...................................25

  ARTICLE 9 - UTILITIES AND ADDITIONAL SERVICES .............................26

   9.01   WATER AND TELEPHONE ...............................................26
   9.02   ADDITIONAL SERVICES ...............................................26
   9.03   EXTRA OPERATING COSTS .............................................26
   9.04   ENERGY CONSERVATION ...............................................26
   9.05   ALTERATIONS .......................................................27


  ARTICLE 10 - LICENSES, ASSIGNMENTS AND SUBLETTINGS ........................28

   10.01   LICENSES, ETC ....................................................28
   10.02   ASSIGNMENT AND SUBLETTING ........................................28
   10.03   CONDITIONS OF CONSENT ............................................28
   10.04   CHANGE IN CONTROL OF TENANT ......................................29

  ARTICLE 11- FIXTURES AND IMPROVEMENTS .....................................30

   11.01   INSTALLATION OF FIXTURES AND IMPROVEMENT .........................30
   11.02   LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS ..............30
   11.03   REMOVAL OF FIXTURE AND IMPROVEMENTS ..............................31

  ARTICLE 12-INSURANCE AND LIABILITY ........................................32

   12.01   LANDLORD'S INSURANCE .............................................32
   12.02   TENANT'S INSURANCE ...............................................32
   12.03   LIMITATION OF LANDLORD'S LIABILITY ...............................33
   12.04   LIMITATION OF TENANT'S LIABILITY .................................34
   12.05   INDEMNITY OF LANDLORD ............................................34

  ARTICLE 13- SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES ......35

   13.00   TENANT'S COVENANTS ...............................................35
   13.01   SALE OR FINANCING OF BUILDING ....................................35
   13.02   SUBORDINATION AND ATTORNMENT .....................................35
   13.03   REGISTRATION .....................................................35
   13.04   CERTIFICATES .....................................................35
   13.05   ASSIGNMENT BY LANDLORD ...........................................36

  ARTICLE 14- OCCURRENCE OF DEFAULT .........................................37

   14.01   UNAVOIDABLE DELAY ................................................37
   14.02   NO ADMISSION .....................................................37
   14.03   PART PAYMENT .....................................................37

  ARTICLE 15- REMEDIES FOR LANDLORD AND TENANT'S DEFAULT ....................38

   15.01   REMEDYING BY LANDLORD, NON-PAYMENT AND INTEREST ..................38
   15.02   REMEDIES CUMULATIVE ..............................................38
   15.03   RIGHT OF RE-ENTRY ON DEFAULT OR TERMINATION ......................38


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
   15.04   TERMINATION AND RE-ENTRY .........................................39
   15.05   PAYMENT OF RENT, ETC. ON TERMINATION .............................39
   15.06   RE-LETTING, ETC. .................................................39

  ARTICLE 16 - EVENTS TERMINATING LEASE .....................................40

   16.01   CANCELLATION OF INSURANCE ........................................40
   16.02   PROHIBITED OCCUPANCY, BANKRUPTCY, ETC. ...........................40

  ARTICLE 17 - MISCELLANEOUS ................................................41

   17.01   NOTICES ..........................................................41
   17.02   EXTRANEOUS AGREEMENTS ............................................41
   17.03   TIME OF ESSENCE...................................................41
   17.04   AREA DETERMINATION  ..............................................41
   17.05   SUCCESSORS AND ASSIGNS ...........................................41
   17.06   FRUSTRATION ......................................................42
   17.07   WAIVER ...........................................................42
   17.08   GOVERNING LAW ....................................................42
   17.09   NET LEASE ........................................................42
   17.10   CAPTIONS .........................................................43
   17.11   ACCEPTANCE .......................................................43

  ARTICLE 18 - SCHEDULES ....................................................44

   18.01   SCHEDULES ........................................................44

SCHEDULE A ..................................................................46

FLOOR PLAN OF THE LEASED PREMISES ...........................................46

SCHEDULE B ..................................................................47

LEGAL DESCRIPTION OF THE LEASED PREMISES ....................................47

SCHEDULE C ..................................................................48

RULES AND REGULATIONS .......................................................48

SCHEDULE D ..................................................................50

ADDITIONAL TERMS FORMING PART OF THE LEASE ..................................50

SCHEDULE E ..................................................................51

PROPOSED TENANT'S LEASEHOLD IMPROVEMENTS PLAN ...............................51


                                                                              iv
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                                      LEASE


THIS LEASE dated for reference the 17th day of March, 1999

BETWEEN:


                    GUILD PROPERTIES INC.
                    c/o Suite 1660-1188 West Georgia Street
                    Vancouver, BC V6E 4A2
                    (hereinafter called the "Landlord")

                                                               OF THE FIRST PART

AND:
                    SMARTSOURCES.COM TECHNOLOGIES INC.
                    Suite 100-2030 Marine Drive
                    North Vancouver, BC V7P 1V7
                    (hereinafter called the "Tenant")

                                                              OF THE SECOND PART



WITNESSETH THAT:

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ARTICLE 1 - BASIC PROVISIONS AND DEFINITIONS

1.01     BASIC PROVISIONS

         a)       Leased Premises:
                  Suite No. 200
                  Strata Lot 5
                  Strata Plan LMS2241
                  2030 Marine Drive
                  North Vancouver, B.C. (see Schedule A)


         b)       Rentable Area: 1,293 square feet

         c)       Term: 3 years

         d)       Commencement Date: May 15, 1999

                  (Rent free use for outfitting by the Tenant at the Tenant's risk from date of execution of this Lease by both parties up to Commencement Date)

         e)       Basic Rent and Note on Additional Rent:

                  (1)  Basic Rent
                       YEARS 1 to 3 inclusive:
                         $14.50 per sq. ft. per annum + Rental Taxes which is $1,562.38 per month plus Rental Taxes (currently G.S.T)

                  (2)  Additional Rent:
                       Based on an estimated $8.09 per sq. ft. per annum plus any Rental Taxes toward Operating Costs and Taxes during the Term (based on the projected budget for 1999 and on 1998 figures)

Note: The Additional Rent, including the Operating Cost, is subject to change and adjustment without notice as necessary from time to time and calculated for each 12 month period.

         f)       Permitted Use: General Office premises

         g) Parking Entitlement: 2 reserved stalls at the charge as set out in Schedule D

         h)       Renewal Term: 3 years

         i) Deposit: to be applied toward first and last 5 months Basic Rent and Additional Rent plus applicable taxes.

The foregoing Basic Provisions are approved by the parties. Each reference in this Lease to any of the Basic Provisions shall be construed to include the provisions set forth above as well as all of the additional terms and conditions of the applicable sections of this Lease where such Basic Provisions are more fully set forth.

1.02     DEFINITIONS
In this Lease the following expressions shall have the following meanings:

a) "Accountant" means the person employed by or engaged by the Landlord from time to time to keep financial records and accounts for the Landlord or for the Building or the Leased Premises;

b) "Additional Rent" means all sums of money to be paid by the Tenant whether to the Landlord or otherwise pursuant to this Lease save and except annual Basic Rent;

c) "Additional Services" means the services and supervision supplied by the Landlord and referred to in section 9.02 or in any other provision hereof as Additional Services, and any other services which from time to time the Landlord supplies to the Tenant and which are additional to other services which the Landlord has agreed to supply pursuant to the provisions of this Lease and to like provisions of other leases of space in the Building or may elect to supply as included within the standard level of services available to tenants in the Building generally and in addition to those normally supplied, the provision of labour and supervision in connection with the moving of any furniture or equipment of any tenant and the making of any repairs or alterations for any tenant and maintenance or other services not normally furnished to tenants generally;

d) "Basic Rent" means the basic rent reserved hereunder payable by the Tenant as set forth in section 4.01(a);

e) "Building" means that certain building and those certain areas and improvements and amenities described in Strata Plan LMS52241 and having a municipal address of 2030 Marine Drive, North Vancouver, British Columbia;

f) "Capital Tax" means any tax or taxes payable under any existing or future municipal, provincial or federal legislation, based upon or computed by reference to the "net paid up capital" of the place of business of the Landlord and/or the owners of the Land and Building as determined for the purposes of such taxes or based upon or computed by reference to the taxable capital employed in Canada, or any similar tax levied, imposed or assessed in the future in lieu thereof or in addition thereto by any municipal, legislative or parliamentary authority;

g) "Commencement Date of the Term" means the date the Lease commences as set forth in section 3.01;

h) "Cost of Additional Services" shall mean without duplication in the case of Additional Services provided by the Landlord as reasonable charge made therefor by the Landlord which shall not exceed the cost of obtaining such services from independent contractors and in the case of Additional Services by independent contractors the Landlord's total cost of providing Additional

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         Services to the Tenant including the cost of all labour (including salaries, wages and fringe benefits) and materials and other direct expenses incurred, the cost of supervision and other indirect expenses capable of being allocated thereto (such allocation to be made upon a reasonable basis) and all other out-of-pocket expenses made in connection therewith including amounts paid to independent contractors, plus an administration fee equal to 15% thereof;

i) "Insured Damage" means that part of any damage occurring to any portion of the Leased Premises for which the Landlord is responsible of which the entire cost of repair is actually recoverable by the Landlord under a policy of insurance in respect of fire and other perils from time to time effected by the Landlord or, if and to the extent that the Landlord has not insured and is deemed to be a co-insurer or self-insurer pursuant to section 12.01, would have been recoverable had the Landlord effected insurance in respect of perils and to amounts and on terms for which it is deemed to be insured;

j)       "Land" means the parcels or tracts of land described in Schedule B;

k) "Leased Premises" means, subject to section 2.02, that portion of the Building aggregating 1,293 square feet of Rentable Area more or less, to be determined by measurement in accordance with this Lease, approximately as shown outlined in red on the plan(s) attached as Schedule "A" hereto and having the municipal address of Suite 200, 2030 Marine Drive, North Vancouver, B.C.;

1) "Leasehold Improvement" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed in the Leased Premises with the exception of trade fixtures and furniture and equipment not of the nature of fixtures, but includes all partitions however fixed (including moveable partitions) and includes all wall-to-wall carpeting with the exception of such carpeting where laid over vinyl tile or other finished floor and installed so as to be readily removable without charge;

m) "Net Paid Up Capital" for general corporations other than savings institutions, is the aggregate of the corporation's capital stock, surpluses, retained earnings and all other liabilities and deferred credits except current accounts payable, less certain deductions from corporations: deficit, deferred tax debit, deferred exploration costs and investment allowance.

n) "Normal Business Hours" means the hours from 8.00 a.m. to 6.00 p.m. Monday to Friday, inclusive, of each week, holidays excepted;

o) "Office Portion of the Building" means that portion of the Building designated from time to time by the Landlord for rental for office purposes;

p) "Operating Cost" means the strata fees payable to the Strata Corporation for expenses and contingency reserves calculated in accordance with generally accepted accounting principles, without duplication, incurred in the maintenance and operation of the Building and the Land, as contemplated in this Lease, whether incurred directly or indirectly by the Strata Corporation and which expenses, if they had been directly incurred by the Landlord would:

         (i) include except where otherwise provided in this Lease (but subject to certain deductions as hereinafter provided) the cost of providing complete supervisory and all maintenance services, the cost of operating elevators, all costs associated with or attributed to heating, cooling and ventilating all space including both Rentable and non-Rentable areas, the cost of providing hot and cold water, electricity (including lighting), telephone and other utilities and services to both Rentable and non-Rentable areas, the cost of cleaning, maintaining and servicing in all respects all electric lighting fixtures in the Building (including both Rentable and non-Rentable areas) and the cost of replacement of electric light bulbs, tubes, starters and ballasts (such cleaning, maintaining, servicing and replacement to be within the exclusive right of the Landlord), the cost of all repairs and replacements including the amortized cost over the useful life of repairs and replacements of a capital nature whether to the Building or the Land or any part thereof, the cost of exterior window cleaning and providing security and supervision, the costs of all insurance for liability or fire or other casualties (and if the Landlord shall elect in whole or in part to self-insure, the amount of reasonable contingency reserves not exceeding the amount of premiums which would otherwise have been incurred in respect of the risk undertaken), Capital Tax attributed to the Land or Building, accounting costs incurred in connection with maintenance and operation including computations required for the imposition of charges to tenants and audit charges required to be incurred for the conclusive determination of any costs hereunder, and the reasonable rental value (having regard to the rentals prevailing from time to time for similar space) of space utilized by the landlord in connection with the operation or maintenance of the Building and the Land, the amount of all salaries, wages and fringe benefits (including without limitation workers' compensation) paid to employees engaged in the maintenance or operation of the Building and the Land, amounts paid to independent contractors for any services in connection with such maintenance or operation, the cost of direct supervision and of management and other indirect expenses to the extent allowable to the maintenance and operation of the Building and the Land, the cost to the Landlord of capital improvements made for the general benefit of tenants of the Building including improvements intended to reduce Operating Cost, to increase safety and to improve the maintenance and operation of the Land and Building, the cost of any management fees and managing agent's fees, interest (at the prime rate quoted by the main branch in Vancouver of the Toronto Dominion Bank the Landlord's bank at Toronto for loans to creditworthy and substantial commercial customers) on any unamortized portion of capital expenditures made under this subparagraph, and all other expenses of every nature incurred in connection with the maintenance and operation of the Building and the Land;

         (ii) exclude Taxes, (other than Capital Tax) debt service, depreciation (except depreciation of costs incurred for repairing and replacing fixtures, equipment and facilities servicing or comprising the Building [including the heating, ventilating, air conditioning and climate control systems servicing the Building] which by their nature require periodic repair or replacement and are not charged fully in the year in which they are incurred at rates determined from time to time by the Landlord in accordance with sound accounting principles), expenses properly chargeable to capital account (except capital expenditures that are made by the Landlord with the intention of reducing Operating Cost, increasing safety or improving the maintenance and operation of the Land and Building), costs determined by the Landlord from time to time to be fairly allowable to the correction of construction faults or initial maladjustments in operating equipment, the Cost of Additional Services for any tenant of the Building, and all management cost not allowable to the actual maintenance and operation of the Building (such as in connection with leasing and rental advertising).

                  In computing Operating Cost there shall be credited as a deduction the amounts of proceeds of insurance relating to Insured Damage and other damage actually recovered by the Landlord (or if the Landlord is deemed to self-insure, a corresponding application of reserves) applicable to such damage, recovery of electricity and light bulb and tube and ballast replacement, in each case to the extent that the cost thereof was included therein. If there are any vacancies in the Building and because of such vacancies the Operating Cost is less than it would have been if the Building has been fully occupied, then for the purpose of determining the amount payable by the Tenant under this Clause, the Operating Cost for the relevant account period shall be increased by the amount of any savings in the Operating Cost for such period attributable to such vacancies (as determined by the Landlord acting reasonably) and any reference to the Operating Cost in this Lease shall be deemed to refer to the Operating Cost as so increased. Any report of the Landlord's accountant or other licensed public accountant appointed by the Landlord for the purpose shall in the absence of manifest error be conclusive as to the amount of Operating Cost for any period to which such report relates.

q) "Rent" means and includes the Basic Rent, Additional Rent and all other sums payable by the Tenant to the Landlord under this Lease;

r) "Rentable Area" in the case of a whole floor of the Building shall include all area within the outside walls and shall be computed by measuring to the inside surface of the glass of the outer Building walls without deduction for columns and projections necessary to the Building, and shall include the Service Areas within and exclusively serving the floor, but shall not include the stairs and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts or vertical ducts within their enclosing walls;

s) "Rentable Area" in the case of part of a floor of the Building shall include all area occupied and shall be computed by measuring from the inside surface of the glass of the outer Building walls to the office side of corridors or other permanent partitions or to the lease line separating the Leased Premises from any other area of the Building or Service Areas where no wall or partition exists and to the centre of partitions which separate the area occupied from adjoining Rentable Areas without deduction for columns and projections necessary to the Building or for any storefront or doorway area recessed from the lease line and shall include a portion of the Service Areas within and exclusively serving only the floor, but shall not include stairs and elevator shafts supplied by the Landlord for use in common with other tenants, and flues, stacks, pipe shafts and vertical ducts within their enclosing walls within the area occupied; the portion of the Service Areas to be included in the Rentable Area of the Leased Premises shall be equal to the area of such Service Areas times a fraction, the numerator of which is the area of the Leased Premises and the denominator of which is the area of all leaseable premises (including the Leased Premises) on the floor, with such areas to be calculated in accordance with this subsection without reference to Service Areas;

t) "Rental Taxes" means any tax or duty imposed upon the Landlord which is measured by or based in whole or in part directly upon the Rent payable under this lease, whether existing at the date hereof or hereinafter imposed by any governmental authority, including without limitation value added tax, business transfer tax, retail sales tax, federal sales tax, goods and services tax, a harmonized sales tax, excise taxes or duties, or any other tax similar to any of the foregoing.

u) "Retail Portion of the Building" means that portion of the Building designated from time to time by the Landlord for rental for retail purposes;

v) "Service Areas" shall mean the area of corridors elevator lobbies, service elevator lobbies, refuse area, washrooms, air-cooling rooms, fan rooms, janitor's closets, telephone and electrical closets and other closets on the floor serving the Leased Premises and other premises on such floor should the floor be a multiple tenancy floor;

w) "Taxes" means all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed against the Building or the Land or upon the Landlord in respect thereof or from time to time levied, imposed or assessed in the future in lieu thereof, including those levied, imposed or assessed for education, schools and local improvements, and including all costs and expenses (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in good faith in contesting, resisting or appealing any taxes, rates, duties, levies or assessments, but excluding taxes and license fees in respect of any business carried on by tenants and occupants of the Building (including the Landlord) and income or profits taxes upon the income of the Landlord to the extent such taxes are not levied in lieu of taxes, rates, duties, levies and assessments against the Building or the Land or upon the Landlord in respect thereof and shall also include any and all taxes which may in future be levied in lieu of taxes as hereinbefore defined;

x) "Tax Cost" for any calendar year means an amount equal to the aggregate, without duplication, of all Taxes for such calendar year;

y) "Tenant's Particular Share" means either a share attaching only to the Rentable Area such as limited common property where applicable and otherwise means the fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Rentable Area of the portion of the Building (i.e. Office Portion of the Building or Retail Portion of the Building or the area of a strata lot, where the matter deals only with that strata lot) in which the Leased Premises are located;

z) "Tenant's Share" means the fraction, the numerator of which is the Rentable Area of the Leased Premises and the denominator of which is the Total Rentable Area;

aa) "Term" means the term of this Lease set forth in section 3.01 but includes any renewal thereof under section 3.05 or any extension or any period of permitted overholding;

bb) "Total Rentable Area" shall mean the total Rentable Area of the Building whether rented or not, calculated as if the Building were entirely occupied by the tenants renting whole floors. The lobby and entrances on the ground floor and subservice floors used in common by tenants and areas rented or to be rented for automobile parking or for storage shall be excluded from the foregoing calculations. The calculations of the Total Rentable Area, whether rented or not, shall be adjusted from time to time to give effect to any change.

ARTICLE 2- PREMISES

2.01     PREMISES

In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed, the Landlord hereby demises and leases to the Tenant, and the Tenant leases from the Landlord the Leased Premises.

2.02     RELOCATION OF PREMISES

[deleted]

2.03     STRATA TITLE BUILDING

The Building is a Strata Title building. The Landlord agrees to cause the Strata Corporation to perform those duties of the Landlord that would be normally performed by the Strata Corporation. The Tenant agrees to abide by the rules that the Strata Corporation may from time to time enact.

2.04     MAINTENANCE PAYMENTS

The Tenant acknowledges that part of the costs described in the definition of Operating Costs will be paid by the Landlord as assessments to the Strata Corporation for the Building. In calculating Operating Costs payable by the Tenant the Landlord will review the components of the assessment and include in Operating Costs only those components which are costs included in the definition of Operating Costs.

ARTICLE 3 - TERM

3.01     TERM

The Term of the Lease shall be for a period of three (3) years commencing on the 15th day of May 1999 and to be fully completed and ended on the 14th day of May 2002.


3.02     POSTPONEMENT

If the Leased Premises are not ready for occupancy on the Commencement Date of the Term, then the Tenant shall take possession of the Leased Premises as soon as the same are ready for occupancy and this Lease shall not be void or voidable nor shall the Landlord be liable for any loss or damage resulting from the delay in the Tenant's occupancy and in such event the Term of the Lease shall commence on the Commencement Date of the Term and any rent-free period of occupancy prior to the Term shall expire at the beginning of the Term even though the Leased Premises may not be ready for occupancy.


3.03     LANDLORD'S WORK

The Landlord will not be responsible for the construction of Leasehold Improvements, but will provide an allowance toward Tenant requirements. Where approved by the Landlord the Tenant may construct additional Leasehold Improvements in a good and workmanlike manner in compliance with all municipal, provincial and federal laws, bylaws, rates and regulations.


3.04     IMPROVEMENT ALLOWANCE

The Leased Premises are leased on an "as is where is" basis but the Landlord will provide a one-time Tenant Improvement Allowance for work to be completed within the first 3 months of the Term of 1) up to $20.00 per square foot, 2) plus up to a maximum of $5,000.00 for improvements to the ventilation system, and 3) the Landlord will arrange for and pay for improvement to the floor surface to make it suitable for laying carpet. The $20.00 per square foot allowance will be reimbursed to the Tenant based on receipts for work completed, and the reimbursement will be provided by the Landlord within one month of receiving all receipts for the completed work. The Tenant's proposed Leasehold Improvements shall be as described to the Landlord, and after approval by the Landlord, a sketch and description of the proposed Leasehold Improvement shall be prepared by the Tenant to be attached to this Lease as Schedule E.


3.05     RIGHT OF RENEWAL

Despite section 3.01, where the Tenant is not in default of any covenant term or obligation contained in this Lease and has not been in such default at any time during the Term of this Lease (whether waived or cured or not), the Tenant shall have the right, upon giving not less than six (6) months written notice to the Landlord (not to be given before July 1, 2001 nor after October 31, 2001) to renew this Lease for one additional term of three (3) years upon the same provisions contained in this Lease, except the annual Basic Rent payable for the renewal term and this Right of Renewal. Such a renewal term shall commence on the 1st of May, 2002. The annual Basic Rent for a renewal term shall be the greater of $14.50 per square foot per annum plus Rental Taxes or that amount agreed by the Landlord and Tenant having regard to the prevailing rental rates in the open market then being charged for the best use of similar premises in the general area of the Building and if no agreement is reached by February 28, 2002, such annual Basic Rent shall be determined by 3 arbitrators. Of the three (3) arbitrators, one is to be appointed and paid by each party and the third is to be appointed by the first 2 arbitrators, and the provisions of the Commercial Arbitration Act for the Province of British Columbia and amending Acts shall govern the arbitration proceedings. The determination, which shall be made by the said arbitrators or by a majority of them, as the case may be, shall be final and binding upon the Landlord and the Tenant and the cost of the arbitration and remuneration of the third arbitrator shall be borne equally by the Landlord and the Tenant. The provisions of this clause shall be deemed to be a submission to arbitration within the provisions of the Commercial Arbitration Act for the Province of British Columbia.

If the annual Basic Rent is not settled or determined at the Commencement Date of the Renewal Term, then the Tenant shall pay an annual Basic Rent equal to one hundred and fifty percent (150%) of the annual Basic Rent payable in the last twelve (12) months of the Lease and, upon determination of the annual Basic Rent for the Renewal Term, the annual Basic Rent paid to that time shall be adjusted accordingly.

ARTICLE 4 - RENT

4.01     RENT

The Tenant shall yield and pay for the Leased Premises unto the Landlord, at the office of the Landlord, or at such other place as the Landlord may direct in writing, during the Term in lawful money of Canada without any setoff, abatement, compensation or deduction whatsoever on the days and at the times hereinafter specified, Rent which shall include the aggregate of the sums specified in sub-clauses (a) and (b) below:

(a)      BASIC RENT

         Basic Rent, which shall include any applicable Rental Taxes, shall be in the amount per annum set out in the following Schedule of Basic
         Rent:

         SCHEDULE OF BASIC RENT

LEASE                             ANNUAL BASIC RENT                MONTHLY BASIC RENT

15th May, 1999 to 14th May, 2002  $14.50 per sq. ft. per annum     ($1,562.38 per month
                                  + Rental Taxes                   + Rental Taxes)

(b)      ADDITIONAL RENT

         Additional Rent, which shall include any applicable Rental Taxes, shall be the aggregate of the following:

         i) The Tenant's Share of Taxes (and the Tenants Particular Share of Taxes where applicable);

         ii) the Tenant's Share of Operating Costs (and the Tenants Particular Share of Operating Costs where applicable) plus any applicable Rental Taxes or other taxes thereon; and

         iii) such other amounts, charges, costs, and expenses and any applicable Rental Taxes or other taxes thereon as are required to be paid by the Tenant to the Landlord pursuant to this lease in addition to Basic Rent.

4.02     PAYMENT OF RENT

The Rent provided for in this Article 4 shall be paid by the Tenant as follows:

(a)      BASIC RENT

         The Basic Rent shall be paid in equal consecutive monthly instalments in advance on the first (1st) day of each and every month during the Term.

(b)      ADDITIONAL RENT PAYMENTS

         The amount of any or all of the items of Additional Rent under subclause 4.01(b) which the Tenant is to pay may be estimated by the Landlord for such fiscal period (usually 12 months) or portion thereof as the Landlord may determine. The Tenant agrees to pay to the Landlord the amount of such estimate in monthly instalments in advance in amounts and during the period specified by the Landlord on the first
         (1st) day of each and every month during the Term. The Landlord may make its estimates so that the Tenant's share of Additional Rent will be payable to the Landlord prior to the time the Landlord is obliged to pay the costs in respect of which the Additional Rent is payable. The Landlord may submit to the Tenant at any time during a period a re-estimate of the amount of Additional Rent payable by the Tenant under subclause 4.01(b) and a revised monthly instalment amount. As soon as reasonably possible after the end of the fiscal period for which such estimated payments have been made, the Landlord will make a final determination of Tax Cost and Operating Cost for such fiscal period and notify the Tenant of the actual amount required to be paid as Additional Rent under subclause 4.01(b). If necessary an adjustment shall be made between the parties and any money owing by or to one party shall be paid or credited within 30 days of such notice.

(c)      BASIS OF DETERMINING RENT

         The Tenant acknowledges that the Basic Rent is calculated on the basis of the Rentable Area of the Leased Premises, being as set out in subclause 1.01(b) and at the rate set out in subclause 1.01(e) for each square foot of Rentable Area.

(d)      POST-DATED CHEQUES

         If requested by the Landlord from time to time, the Tenant will provide to the Landlord without prejudice to any other right or remedy of the Landlord a series of cheques, post dated to the respective due dates of payments, for the amounts of the Rent and estimates on account thereof which are periodically payable under this Lease for up to 12 calendar months at one time.

(e)      DEPOSIT

         The Tenant will provide the Landlord with $15,626.82 as a deposit to be applied against the rent for the period of the Term (including the period of any renewal) as follows: to be applied in payment of the first month's Additional Rent and Basic Rent and last five (5) month's Basic Rent and Additional Rent (or the last 5 months of any renewal Term whichever is later). In the event of default by the Tenant hereunder, the Landlord may also at its option apply the deposit against the costs of performing the Tenant's obligations hereunder and the Landlord's damages.

4.03     RENT FOR IRREGULAR PERIODS

All Rent reserved herein shall be deemed to accrue from day to day, and if for any reason it shall become necessary to calculate Rent for irregular periods of less than one year an appropriate pro rata adjustment shall be made on a daily basis in order to compute Rent for such irregular period.


4.04     WAIVER OF OFFSET

The Tenant hereby waives and renounces any and all existing and future claims, offset and compensation against any Rent and agrees to pay such Rent regardless of any claim, offset or compensation which may be asserted by the Tenant or on its behalf.

ARTICLE 5 - TENANTS COVENANTS


5.00     TENANT'S COVENANTS

The Tenant covenants with the Landlord as follows:

5.01     RENT

To pay the Basic Rent and Additional Rent on the days and in the manner provided herein and to pay all other amounts, charges, costs and expenses as are required to be paid by the Tenant to the Landlord or to others under this Lease.

5.02     PERMITTED USE

To use the Leased Premises only for general office premises and not to use or permit to be used the Leased Premises or any part thereof for any other purpose or business, except that the premises may be used for another use with the consent of the Landlord, which is not to be arbitrarily withheld.

5.03     WASTE AND NUISANCE

Not to commit or permit any waste or injury to the Leased Premises including the Leasehold Improvements and trade fixtures therein, any overloading of the floors thereof, any noise or other nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Building.

5.04     INSURANCE RISKS

Not to do, omit to do or permit to be done or omit to be done upon the Leased Premises anything which would cause the Landlord's cost of insurance to be increased (and, without waiving the foregoing prohibition, the Landlord may demand and the Tenant shall pay to the Landlord upon demand the amount of such increase of cost caused by anything so done or omitted to be done) or which shall cause any policy of insurance to be subject to cancellation.

5.05     CONDITION

Not to permit the Leased Premises to become untidy, unsightly or hazardous or permit unreasonable quantities of waste or refuse to accumulate therein, and at the end of each business day to leave the Leased Premises in a condition such as to reasonably facilitate the performance of the Landlord's janitor and cleaning services referred to in section 6.06.

5.06     BY-LAWS

To comply at its own expense with all municipal, federal, provincial, sanitary, fire and safety laws, by-laws, regulations and requirement pertaining to the operation and use of the Leased Premises, the condition of the Leasehold Improvements, trade fixtures, furniture and equipment installed therein and the making by the Tenant of any repairs, changes or improvements therein.

5.07     FIRE EXIT DOORS

To permit the installation by the Landlord at the cost of the Tenant of any door in any wall of the Leased Premises necessary to comply with the requirements of any statute, law, by-law, ordinance, order or regulation referred to in section 5.06, and to permit ingress and egress to and from the Leased Premises by the Landlord or by other tenants of the Landlord or by their respective employees, servants, workmen and invitees, by use of such doors in case of fire or emergency.

5.08     RULES AND REGULATIONS

To observe, and to cause its employees, invitees and others over whom the Tenant can reasonably be expected to exercise control to observe the Rules and Regulations attached as Schedule "C" hereto, and such further and other reasonable rules and regulations and amendments and changes therein as may hereafter be made by the Landlord of which notice in writing shall be given to the Tenant provided the Rules and Regulations made by the Landlord are not inconsistent with the provisions of this Lease, and to observe all Rules and Regulations and bylaws of the Strata Council and all such rules and regulations and bylaws by the Landlord or the Strata Council shall be deemed to be incorporated into and form part of this Lease.

5.09     OVERHOLDING

That if the Tenant continue to occupy the Leased Premises after the expiration of this Lease without any further written agreement and without objection by the Landlord, the Tenant shall be a monthly tenant at a monthly rent equal to 150% of the monthly rent payable by the Tenant as set forth in Article 4 hereof during the last month of the Term and (except as to length of tenancy) on and subject to the provisions and conditions herein set out.

5.10     SIGNS AND DIRECTORY

Except for exterior signage to be approved firstly by the Landlord as to design, size and location and to meet all requirements of the Municipal authority, not to paint, display, inscribe, place or affix any sign, symbol, notice or lettering of any kind anywhere outside the Leased Premises (whether on the outside or inside of the Building) or within the Leased Premises so as to be visible from the outside of the Leased Premises; with the exception also of a building standard identification sign at or near the entrance of the Leased Premises and a directory listing in the main lobby of the Building, in each case containing only the name of the Tenant and to be subject to the approval of the Landlord as to design, size and location. Such identification sign and directory listing shall be installed at the expense of the Tenant, and the Landlord reserves the right to install them as an Additional Service as if specifically requested by the Tenant. The Landlord's approval to design, size and location of the signs will not be arbitrarily withheld.

5.11     INSPECTION AND ACCESS

To permit the Landlord at any time and from time to time to enter and to have its authorized agents, employees and contractors enter the Leased Premises for the purpose of inspection, window cleaning, maintenance, providing janitor service, making repairs, alterations or improvements to the Leased Premises or the Building, or to have access to utilities and services (including any underfloor header ducts and access panels which the Tenant agrees not to obstruct) or to determine the electric light and power consumption by the Tenant in the Leased Premises and the Tenant shall provide free and unimpeded access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby, but the Landlord in exercising its rights hereunder shall proceed to the extent reasonably possible so as to minimize the inconvenience to or interference with the Tenant's use and enjoyment of the Leased Premises during any period of repair or alteration by the Landlord to the Leased Premises or the Building.

5.12     SHOWING LEASED PREMISES

To permit the Landlord and its authorized agents and employees to show the Leased to prospective tenants during Normal Business Hours of the last six months of the Term.

5.13     TENANT'S WORK

To pay for 100% of the cost of the Leasehold Improvements as described in 3.03 and 3.04, which will then be reimbursed by the Landlord up to the maximum of the Improvement Allowance described in section 3.04.

5.14     JANITOR SERVICE AND IN-SUITE MAINTENANCE

To provide for and to cause when reasonably necessary from time to time the floors of the leased premises to be swept and cleaned all in keeping with a first class office building, and to provide for and cause when reasonably necessary from time to time all in-suite maintenance including but not limited to replacement of electric bulbs.

ARTICLE 6 - LANDLORD'S COVENANTS


6.00     LANDLORD'S COVENANTS

The Landlord covenants with the Tenant as follows:


6.01     QUIET ENJOYMENT

The Landlord for itself, its successors and assigns, hereby covenants with the Tenant, its successors and assigns that it and they, paying the rent hereby reserved, and performing the covenant on its and their part contained, shall and may peaceably possess and enjoy the Leased Premises for the Term hereby granted, without any interruption or disturbance from the Landlord, its successors, or assigns, or any other person or persons lawfully claiming by, from, through, or under it, them, or any of them.


6.02     INTERIOR CLIMATE CONTROL

To provide to the Leased Premises during Normal Business Hours, by means of a system for heating and cooling, filtering and circulating air, processed air in such quantities, at such temperature as shall maintain in the Leased Premises conditions of reasonable temperature and comfort in accordance with good standards of interior climate control generally pertaining at the date of this Lease applicable to similar buildings based on normal occupancy of premises for the Permitted Use, but the Landlord shall have no responsibility for any inadequacy of performance of the system if the Leased Premises depart from the design criteria as designed by Perelco Design Ltd. for such system, namely that the occupancy will not exceed one person for every 100 square feet of floor area, that the electrical power consumed in the Leased Premises for all purposes shall not exceed 7.3 watts per square foot of floor area, that the Tenant shall not have installed partitions or other installation in locations which interfere with the proper operation of the system, that the window coverings on exterior windows shall be fully closed while such windows are exposed to direct sunlight, and that the Landlord shall have no responsibility to provide for the removal of smoke, dust or odours which originate from within the Leased Premises. If the use of the Leased Premises does not accord with the design criteria and changes in the system are feasible and desirable to accommodate such use the Landlord may, and at the written request of the Tenant shall, make such changes and the entire expense of such changes will be reimbursed by the Tenant to the Landlord.


6.03     ELEVATORS

Subject to the supervision of the Landlord, to furnish for use by the Tenant and its employees and invitees in common with other persons entitled thereto passenger elevator service to the Leased Premises, and to furnish for the use of the Tenant in common with others entitled thereto at reasonable intervals and at such hours as the Landlord may select, elevator service to the Leased Premises for the carriage of furniture, equipment, deliveries and supplies, provided however, that if the elevators shall become inoperative or shall be damaged or destroyed the Landlord shall have a reasonable time within which to repair such damage or replace such elevator and the Landlord shall repair or replace the same as soon as reasonably possible, but shall in no event be liable for indirect or consequential damages or other damages for person discomfort or illness during such period of repair or replacement.


6.04     ENTRANCES, LOBBIES, ETC.

To permit the Tenant and its employees and invitees during Normal Business Hours in common with others entitled thereto to use the common entrance, lobbies, stairways and corridors of the Building giving access to the Leased Premises (subject to the Rules and Regulations referred to in section 5.08 and such other reasonable limitations as the Landlord may from time to time impose).


6.05     WASHROOMS

To permit the Tenant and its employees and invitees in common with others entitled thereto to use the washrooms in the Building on the floor and floors on which the Leased Premises are situate.


6.06     JANITOR SERVICE

[deleted]


6.07     MAINTENANCE OF COMMON AREAS

To cause the elevators, common entrances, lobbies, stairways, corridors, washrooms and other parts of the Building from time to time provided for common use and enjoyment to be swept, cleaned or otherwise maintained substantially in keeping with a first-class office building.

ARTICLE 7 - REPAIR AND DAMAGE AND DESTRUCTION


7.01     LANDLORD'S REPAIRS

The Landlord covenants with the Tenant:

(a) subject to section 7.03(b), to keep in a good and reasonable state of repair, and consistent with the general standards of first-class office buildings in the city in which the Building is located:

         i) the Building (other than the Leased Premises and premises of other tenants) including the foundation, roof, exterior walls, including glass portions thereof, the systems for interior climate control, the elevators, entrances, stairways, corridors and lobbies and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building and the systems provided for bringing utilities to the Leased Premises.

         ii)      the structural members or elements of the Leased Premises; and

(b) to repair defects in construction performed or installations made by the Landlord in the Leased Premises and Insured Damage.


7.02     TENANT'S REPAIRS

The Tenant covenants with the Landlord:

(a) to keep the Leased Premises in a good and reasonable state of repair and consistent with the general standards of first-class office buildings in the city in which the Building is located, but subject to section 7.03(b) including all Leasehold Improvements and all trade fixtures therein and all glass therein, with the exception of reasonable wear and tear, defects in construction of the structural elements of the Leases Premises and Insured Damage therein.

(b) that the Landlord may enter and view the state of repair, and that the Tenant will repair according to notice in writing, and that the Tenant will leave the Leased Premises in a good and reasonable state of repair, subject always to the exceptions referred to in section 7.02(a);

(c) that if any part of the Building including the systems for interior climate control or for the provision of utilities becomes out of repair, damaged or destroyed through the negligence or misuse of the Tenant or its employees, invitees or others for whom the Tenant is in law responsible or can reasonably be expected to exercise control, the expense of repairs or replacements thereto necessitated thereby to the extent not covered by the Landlord's or the Strata Corporation's insurance shall be reimbursed to the Landlord promptly upon demand; and

d) that in case it shall become necessary or proper at any time from accident or breakdown or from any cause to improve the condition or operation of the elevators, heating, ventilating and air condition apparatus, electric lighting, boilers or machinery, or anything pertaining thereto, the Landlord shall be at liberty to omit the operation of the elevators or heating, ventilating and air conditioning apparatus or electric lighting until necessary repairs or improvements shall have been made and completed, without in any manner or respect affecting the obligations or covenants of the Tenant herein contained.


7.03     ABATEMENT AND TERMINATION

It is agreed between the Landlord and the Tenant that:

(a) in the event of damage to the Leased Premises or to the Building and if the damage is such that the Leased Premises or any substantial part thereof are rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of ten days, then:

         i) unless the damage was caused by the fault or negligence of the Tenant or its employees, invitees or others under its control, from and after the date of occurrence of the damage and until the Leased Premises are again reasonably capable of use and occupancy as aforesaid, Rent shall abate from time to time in proportion to the part or parts of the Leased Premises not reasonably capable of use and occupancy; and

         ii) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant, as the case may be (according to the nature of the damage and their respective obligations to repairs as provided in sections 7.01 and 7.02 hereof) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of rent to which the Tenant is otherwise entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

(b)      if either:

          i)   the Leased Premises; or

          ii) premises whether of the Tenant or other tenants of the Building comprising in the aggregate half or more of the Rentable Area of the Building;

               are substantially damaged or destroyed by any cause to the extent such that in the reasonable opinion of the Landlord they cannot be repaired or rebuilt within 240 days after the occurrence of the damage or destruction, either the Tenant or the Landlord may as its option, exercisable by written notice to the other party given 30 days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sections 7.01 and
               7.02 hereof, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within 60 days after the delivery of such notice of termination, and rent shall be proportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under section 7.03(a) by reason of the Leased Premises having been rendered in whole or in part not reasonably capable of use and occupancy), but otherwise the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sections 7.01 and 7.02) shall repair such damage with such reasonable diligence.


7.04 LANDLORD'S WORKS

The Landlord retains the right to undertake and complete all those works and improvements of the Building and of the Leased Premises that may be deemed necessary or useful by the Landlord at its sole discretion to the safety, efficiency, modernization, comfort or decor of the Building. Such works and improvements will not give the right to any indemnity to the Tenant, but the Landlord will use its best endeavours to reduce the discomfort and inconvenience to the Tenant that the carrying out of these works may create to the Tenant. Without restricting the generality of the foregoing, the Landlord shall be at liberty at any time during the said term to remodel, repair, alter, improve or add to the Leased Premises, or the whole or any part of the Building of which the Leased Premises form a part, or to change the location of the entrance or entrances thereof without compensation or responsibility to the Tenants, and for such purposes, if necessary, to enter into, pass through, work upon and attach scaffolds or other temporary structures to the Leased Premises, taking reasonable steps to avoid unnecessary inconvenience to the Tenants.

ARTICLE 8 - TAXES AND OPERATING COSTS



8.01     LANDLORD'S TAX OBLIGATIONS

The Landlord covenants with the Tenant subject to the provisions of section 8.02, to pay to the taxing authority or authorities having jurisdiction, all Taxes.

8.02     TENANT'S TAX OBLIGATIONS

The Tenant covenants with the Landlord:

(a) to pay when due, all taxes, business taxes, business licence fees, and other taxes, rates, duties or charges levied, imposed or assessed by lawful authority in respect of the use and occupancy of the Leased Premises by the Tenant, the business or businesses carried on therein, or the equipment, machinery or fixtures brought therein by or belonging to the Tenant, or to anyone occupying the Leased Premises with the Tenant's consent, or from time to time levied, imposed or assessed in the future in lieu thereof, and to pay to the Landlord upon demand the portion of any tax, rate, duty or charge levied or assessed upon the Land or Building that is attributable to any equipment, machinery or fixtures on the Leased Premises which are not the property of the Landlord, or which may be removed by the Tenant;

(b) to pay promptly to the Landlord when demanded or otherwise due hereunder all Taxes in respect of all Leasehold Improvements in the Leased Premises;

(c) to pay to the Landlord in the manner specified in section 4.02(b) the Tenant's Share of the Tax Cost.

8.03     TENANT'S TAX COST

After the commencement of the Term of this Lease and prior to the commencement of each calendar year thereafter which commences during the Term the Landlord may estimate the Tax Cost for the ensuing calendar year or (if applicable) broken portion thereof, as the case may be, to become payable under Section 8.02, and notify the Tenant in writing of such estimate. When the Tax Cost for the calendar year or broken portion of the calendar year in question becomes finally determined the Landlord shall recalculate the same. If the Tenant has overpaid the Tenant's Share of Tax Cost, the Landlord shall refund any excess paid but if any balance remains unpaid, the Landlord shall fix monthly instalments for the then remaining balance of such calendar year or broken portion thereof such that, after giving credit for instalments paid by the Tenant hereunder on the basis of such estimate, the Tenant's Share of the Tax Cost will have been entirely paid during such calendar year or broken portion thereof. If for any reason the Tax Cost is not finally determined within such calendar year or broken portion thereof, the parties shall make the appropriate readjustment when such Tax Cost becomes finally determined. Any report of the Landlord's Accountant as to the Tax Cost shall be conclusive as to the amount thereof for any period to which such report relates.

8.04     POSTPONEMENT, ETC. OF TAXES

The Landlord may postpone payment of any Taxes payable by it pursuant to section 8.01 and the Tenant may postpone payment of any Taxes, rates, duties, levies and assessments payable by it under sections 8.02(a) and (b) in each case to the extent permitted by law and if prosecuting in good faith any appeal against the imposition thereof, and provided in the case of a postponement by the Tenant that if the Building or any part thereof or the Landlord shall become liable to assessment, prosecution, fine or other liability the Tenant shall have given security in a form and of an amount satisfactory to the Landlord in respect of such liability and such undertakings as the Landlord may reasonably require to ensure payment thereof.

8.05     RECEIPTS, ETC.

Whenever requested by the Landlord the Tenant will deliver to its receipts for payment of all taxes, rates, duties, levies and assessments payable by the Tenant pursuant to sections 8.02(a) and (b) hereof and furnish such other information in connection therewith as the Landlord may reasonably required.

8.06     ALLOCATION OF TAXES

If a separate allocation of Taxes is not issued by the relevant taxing authority with respect to any Leasehold Improvements, the Landlord or the Tenant may from time to rime apply to the taxing authority for a determination of the portion of Taxes attributable to such Leasehold Improvements, which determination shall be conclusive for the purpose of this Article. In the event that no such determination may be obtained from the taxing authority, the Landlord shall establish the portion of Taxes attributable to such Leasehold Improvements using the then current established principles of assessment used by the taxing authority or such other method which is fair, reasonable and equitable as determined by the Landlord.

8.07     OPERATING COST

During the Term of the Lease, the Tenant shall pay to the Landlord in the manner set forth in this section the Tenant's Share of the Operating Cost (and where applicable, the Tenant's Particular Share, allocated pursuant to section 8.08 to that portion of the Building in which the Leased Premises are located). Prior to the commencement of the Term of this Lease and the commencement of each fiscal period selected by the Landlord thereafter which commences during the Term, the Landlord shall estimate the amount of Operating Cost for the ensuing fiscal period or (if applicable) broken portion thereof, as the case may be, and notify the Tenant in writing of such estimate. The Operating Cost in any fiscal period shall be an amount equal to the aggregate of all Operating Costs for that fiscal period. The Landlord may from time to time alter the fiscal period selected, in which case, and in the case where only a broken portion of a fiscal period is included within the Term, the appropriate adjustment in monthly payments shall be made. From time to time during a fiscal period the Landlord may re-estimate the amount of Operating Cost in which event the Landlord shall notify the tenant in writing of such re-estimate and fix monthly instalments for the then remaining balance of such fiscal period or broken portion thereof such that, after giving credit for instalments paid by the Tenant on the basis of the previous estimate or estimates, the

Operating Cost will have been paid during such fiscal period or broken portion thereof, but in any event before the end of the Term. As soon as practicable after the expiration of each fiscal period, the Landlord shall make a final determination of Operating Cost for such fiscal period or (if applicable) broken portion thereof and notify the Tenant and the parties shall make the appropriate adjustment and any monies owing by or to one party by the other upon final determination shall be paid to the other within ten days of the final determination. Notices by the Landlord stating the amount of any estimate, re-estimate or determination of Operating Cost, or monthly instalments payable need not include particulars of Operating Cost; provided however, the Operating Cost shall be reported by the Landlord's Accountant and a copy of such report shall be furnished to the Tenant upon request. Any report of the Landlord's Accountant as to the Operating Cost shall be conclusive as to the amount thereof for any period to which such report relates, except in the case of manifest error.

8.08     ALLOCATION OF OPERATING COST

For any fiscal period or other period of operation determined by the Landlord, the Landlord may allocate all or any portion of the Operating Cost (or the individual items making up the Operating Cost) between any Office Portion of the Building and Retail Portion of the Building in such a manner which reasonably reflects the use by and benefit to such tenants of the Operating Cost or item of Operating Cost. The Tenant shall pay, in the same manner set out in section 8.07, the Tenant's Particular Share of the Operating Cost allocated to that portion of the Building in which the Leased Premises are located. The provisions of section 8.07, including those dealing with the re-estimate, adjustment and reporting of Operating Cost for the Building, shall apply to the allocation of Operating Cost pursuant to this section, to the extent that those provisions are not inconsistent with the provisions of this section.

8.09     ALLOCATION TO PARTICULAR TENANT

Notwithstanding any of the foregoing, whenever in the Landlord's reasonable opinion, any Operating Cost or item of Operating Cost properly relates to a particular tenant or tenants within the Building, the Landlord may allocate and add such Operating Cost or item of Operating Cost to such tenant or tenants as part of the Tenant's Particular Share of Operating Costs. Without limitation, if in the Landlord's reasonable opinion the Tenants consumption of utilities is greater than the normal or average consumption by tenants of the Building, the Landlord shall have the right either:

(a) to install meters at the Tenant's expense to measure the Tenant's consumption of such utilities; or

(b) to retain a qualified consultant to determine the rate by which the Tenant's consumption exceeds the normal or average consumption by tenants of the Building.

Based upon the metered consumption or the consultant's report, as applicable, the Landlord may allocate to the Tenant the amount by which the cost of the utilities consumed by the Tenant exceeds the cost of utilities normally or on average consumed by tenants of the Building. Any amount allocated by the Landlord to the Tenant pursuant to this section shall be payable by the Tenant forthwith upon demand.

ARTICLE 9 - UTILITIES AND ADDITIONAL SERVICES


9.01     WATER AND TELEPHONE

The Landlord shall furnish ducts for bringing telephone services to Leased Premises and shall provide water to washrooms available for the Tenant's use in common with others entitled thereto.

9.02     ADDITIONAL SERVICES

The Landlord, if it shall from time to time so elect, shall have the exclusive right, by way of Additional Services, to provide or have its designated agent or contractor provide any janitor or cleaning services to the Leased Premises requested by the Tenant which are additional to those required to be provided by the Landlord under section 6.06, including the Additional Services which the Landlord agrees to provide at the request of the Tenant, and the Landlord may also elect to supervise the moving of furniture or equipment of the Tenant and the making of repairs or alterations conducted within the Leased Premises, and to supervise or make deliveries to the Leased Premises. The Cost of Additional Services (including the Landlord's administration fee as in section 1.02(h) hereof) provided to the Tenant, whether the Landlord shall be obligated hereunder or shall elect to provide them as Additional Services, shall be paid to the Landlord by the Tenant from time to time promptly upon receipt of invoices therefor from the Landlord. Cost of Additional Services charges directly to the Tenant and other tenants shall be credited in computing Operating Cost to the extent that they would otherwise have been included.

9.03     EXTRA OPERATING COSTS

The Tenant will pay to the Landlord in the same manner in which Operating Cost is paid from time to time hereunder any and all additional costs and expenses of the Landlord which may arise in respect of the use by the Tenant of the Leased Premises for business hours that do not coincide with Normal Business Hours for the Building generally or that may arise in respect of extra heating, ventilating and air conditioning supply, electrical supply and other services which are required to be provided to tenants of the Building or outside of Normal Business Hours. The Landlord reserves the right to install at the Tenant's expense meters to check the Tenant's consumption of electricity, water or other utilities.

9.04     ENERGY CONSERVATION

The Tenant covenants with the Landlord:

(a) that the Tenant will cooperate with the Landlord in the conservation of all forms of energy in the Building, including without limitation the Leased Premises;

(b) that the Tenant will comply with all laws, by-laws, regulations and orders relating to the conservation of energy and affecting the Leased Premises or the Building;

(c) that the Tenant will at its own cost and expense comply with all reasonable requests and demands of the Landlord made with a view to such energy conservation provided that such requests are made in accordance with good management practice; and

(d) that any and all costs and expenses paid or incurred by the Landlord in complying with such laws, by-laws, regulations and orders, so far as the same shall apply to or reasonably be apportioned to the Building by the Landlord, shall be included in the Landlord's Operating Cost for the purpose of section 1.02(p).

The Landlord shall not be liable to the Tenant in any way for any loss, costs, damages or expenses, whether direct or consequential, paid, suffered or incurred by the Tenant as a result of any reduction in the services provided by the Landlord to the Tenant or to the Building as a result of the Landlord's compliance with such laws, by-laws, regulations or orders.


9.05     ALTERATIONS

Where, after substantial completion of the Building, the Landlord is required by law or a competent authority to make alterations to the Leased Premises, they shall be amortized over about 10 years such that in each year of the Term after completion of such alterations (but not after the cost thereof has been repaid to the Landlord), the Tenant shall pay to the Landlord not less than ten percent of all costs to the Landlord of making such alterations including financing costs, and if the Landlord is required to make similar alterations to other portions or areas of the Building the cost of so doing shall be reasonably apportioned by the Landlord to each of the premises.

ARTICLE 10 - LICENSES, ASSIGNMENTS AND SUBLETTINGS



10.01    LICENSES, ETC.

The Tenant shall not suffer or permit any part of the Leased Premises to be used or occupied by any persons other than the Tenant, any subtenants permitted under section 10.02 and the employees of the Tenant and any such permitted subtenant nor suffer or permit any part of the Leased Premises to be used or occupied by a licensee, franchisee or concessionaire, nor suffer or permit any persons to be upon the Leased Premises other than the Tenant, such permitted subtenants and their respective employees, customers and others having lawful business with them.

10.02    ASSIGNMENT AND SUBLETTING

The Tenant shall not assign this Lease or sublet the whole or any part of the Leased Premises, unless (1) it shall have received or procured a bona fide written offer to take an assignment or sublease which is not inconsistent with, and the acceptance of which would not breach any provision of this Lease if this section is complied with and which the Tenant has determined to accept subject to this section being complied with, and (2) it shall have first requested and obtained the consent in writing of the Landlord thereto. Any request for such consent shall be in writing and accompanied by a true copy of such offer, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, reputation, financial standing and business of the proposed assignee or subtenant. Within 30 days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder (and if no such information has been requested, within 30 days after receipt of such request for consent) the Landlord shall advise whether it consents to the assignment or sublease. The Landlord's consent to the Tenant's request for consent to assign or sublet shall not be arbitrarily withheld and if such consent shall be given, the Tenant shall assign or sublet, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise. The Tenant further agrees that if the Landlord consents to any such assignments or subletting, the Tenant shall be responsible for and shall hold the Landlord harmless from any and all capital costs for Leasehold Improvements and all other expenses, costs and charges in respect to or arising out of any such assignment or subletting. Notwithstanding any assignment or subletting, the Tenant hereunder shall remain bound to the Landlord for the fulfilment of all terms, covenants, conditions and agreements herein contained.

10.03    CONDITIONS OF CONSENT.

The Landlord may require as a condition of its consent that the proposed assignee or subtenant agree with the Landlord to observe and perform all the obligations of the Tenant under this Lease and the Tenant agrees with the Landlord that:

(a) in the case of an assignment, if the Tenant is to receive from any assignee, either directly or indirectly, consideration in any form whatsoever for the assignment of this Lease, the Tenant shall forthwith pay an amount equal to such consideration to the Landlord; and

(b) if the Tenant sublets and receives consideration in any form whatsoever from the subtenant, either directly or indirectly, at a rate which is in excess of the Basic Rent payable under this Lease (on a per square foot basis) for the sublet area, the Tenant shall pay any such excess to the Landlord in addition to all Rent payable hereunder.


10.04    CHANGE IN CONTROL OF TENANT

(a) If the Tenant is a private corporation and if by the sale or other disposition, bequest or operation of law of its shares or securities the control or the beneficial ownership of such corporation is changed at any time during the Term of this Lease, such change shall be deemed to be an assignment of the Lease within the meaning of section 10.02. If such control or beneficial ownership is changed without the prior written consent of the Landlord, the Landlord may, at its option, cancel the Lease and the Term hereby granted upon the giving of 60 days notice to the Tenant of its intention to cancel and this Lease and the Term shall thereupon be cancelled.

(b) If the Tenant is a partnership and, if at any time during the term of this Lease, any person who at the time of the execution of this Lease owns a partner's interest who ceases to own such partner's interest or there is a material change in the ownership, in the opinion of the Landlord, in such partner's interest, such cessation or change of ownership shall constitute an assignment of this Lease for all purposes of this Article.

ARTICLE 11 - FIXTURES AND IMPROVEMENTS


11.01    INSTALLATION OF FIXTURES AND IMPROVEMENT

The Tenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Leased Premises without having requested and obtained the Landlord's prior written approval, which the Landlord shall not unreasonably withhold. In making, erecting, installing or altering any Leasehold Improvements or trade fixtures the Tenant shall comply with the tenant construction guidelines as established by the Landlord and shall obtain all required building and occupancy permits and shall not alter or interfere with any installations which have been made by the Landlord without the prior written approval of the Landlord, and in no event shall alter or interfere with window coverings installed by the Landlord on exterior windows. The Tenant's request for any approval hereunder shall be in writing and accomplished by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof. Any out off pocket expense incurred by the Landlord in connection with any such approval shall be deemed incurred by way of Additional Service and it is agreed that such expenses constitute part of the Tenant's request to install fixtures or additional Leasehold Improvements. All work to be performed in the Leased Premises shall be performed by competent contractors and subcontractors of whom the Landlord shall have approved (such approval not to be unreasonably withheld, but provided that the Landlord may require that the Landlord's contractors and subcontractors be engaged for any mechanical or electrical work) All such work shall be subject to inspection by and the reasonable supervision of the Landlord as an Additional Service and it is agreed that such expenses constitutes part of the Tenant's request to install fixtures or additional Leasehold Improvements and shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord and completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord.

11.02    LIENS AND ENCUMBRANCES ON FIXTURES AND IMPROVEMENTS

In connection with the making, erection, installation or alteration of Leasehold Improvements and trade fixtures and all other work or installations made by or for the Tenant in the Leased Premises the Tenant shall comply with all provisions of the construction or builders lien act and other statues from time to time applicable thereto (including any provision requiring or enabling the retention of portions of any sums payable by way of hold-backs) and except as to any such hold-back shall promptly pay all accounts relating thereto.

The Tenant shall not create any mortgage, conditional sale agreement or other encumbrance in respect of its Leasehold Improvements or trade fixtures or permit any such mortgage, conditional sale agreement or other encumbrance to attach to the Leased Premises. If and when any mechanics' or other lien for work, labour, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within 20 days after receipt of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment of giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may in addition to all other remedies hereunder avail itself of its remedy under section 15.01 and may make any payments required to procure the discharge of any such liens or encumbrances, shall be entitled to be reimbursed by the Tenant as provided in section 15.01, and its right to reimbursement shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrance so discharged was without merit or excessive or subject to any abatement, setoff or defence.


11.03    REMOVAL OF FIXTURE AND IMPROVEMENTS

All Leasehold Improvements in or upon the Leased Premises shall immediately at the expiry of the initial term of this Lease be and become the Landlord's property without compensation therefor to the Tenant. Except to the extent otherwise expressly agreed by the Landlord in writing, no Leasehold Improvements, trade fixtures, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term except that (1) the Tenant shall at the end of the Term remove such of the trade fixtures as the Landlord shall require to be removed, and (2) the Tenant shall remove its furniture and equipment at the end of the Term. The Tenant shall, in the case of every removal either during or at the end of the Term, immediately make good any damage caused to the Leased Premises by the installation and removal, and shall, at the end of the Term, leave the Leased Premises in a clean and tidy condition, having removed all waste and Tenant chattels.

ARTICLE 12 - INSURANCE AND LIABILITY



12.01    LANDLORD'S INSURANCE

The Landlord shall be deemed to have insured the Building and all improvements and installations made by the Landlord in the Leased Premises, except to the extent hereinafter specified, in respect of perils and to amounts and on terms and conditions which from time to time are insurable at a reasonable premium and which are normally insured by reasonably prudent owners of properties similar to the Building, as from time to time determined at reasonable intervals (but which need not be determined more often than annually and shall be determined not less often than every three years) by insurance advisors selected by the Landlord, and whose written opinion shall be conclusive. Upon the request of the Tenant from time to time the Landlord will furnish a statement as to the perils in respect of which and the amounts to which it has insured the Building, and the Tenant shall be entitled at reasonable times upon reasonable notice to the Landlord to inspect copies of the relevant portions of policies of insurance in effect and a copy of any relevant opinions of the landlord's insurance advisors. The Landlord shall maintain such other insurance in such amounts and upon such terms as would normally be carried by a prudent owner.


12.02    TENANT'S INSURANCE

The Tenant shall take out and keep in force during the Term:

(a) comprehensive general liability (including bodily injury, death and property damage) (sometimes referred to as "commercial general liability") insurance on an occurrence basis with respect to the business carried on, in or from the Leased Premises and the Tenant's use and occupancy thereof of not less than $3,000,000 per occurrence which insurance shall include the Landlord as an additional named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured; and

(b) insurance in such amounts as may be reasonably required by the Landlord in respect of fire and such other perils, including sprinkler leakage as are from time to time defined in the usual extended coverage endorsement covering the Tenant's trade fixtures and the furniture and equipment of the Tenant and (except as to Insured Damage) all Leasehold Improvements of the Tenant, and which insurance shall include the Landlord as an additional named insured as the Landlord's interest may appear with respect to the insured Leasehold Improvements and provided that any proceeds recoverable in the event of loss to Leasehold improvements shall be payable to the Landlord but the Landlord agrees to make available such proceeds toward the repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision hereof;

         and if the Landlord shall require the same from time to time then also:

(c) Tenant's fire legal liability insurance in an amount not less than the replacement value of the Leased Premises;

All insurance required to be maintained by the Tenant hereunder shall be on terms and with insurers to which the Landlord has no reasonable objection and shall provide that such insurers shall provide to the Landlord thirty (30) days' prior written notice of cancellation or material alteration of such terms. The Tenant shall furnish to the Landlord certificates or other evidence acceptable to the Landlord as to the insurance from time to time required to be effected by the Tenant and its renewal or continuation in force. If the Tenant shall fail to take out, renew and keep in force such insurance the Landlord may on reasonable notice to the Tenant do so as the agent of the Tenant and the Tenant shall repay to the Landlord any amounts paid by the Landlord as premiums forthwith upon demand.


12.03    Limitation of Landlord's Liability

The Tenant agrees that:

 (a) the Landlord shall not be liable for any bodily injury or death of, or loss or damage to any property belonging to the Tenant or its employees, invitees, or licensees or any other person in, on or about the Building or the Land, or for any interruption of any business carried on in the Leased Premises, unless and to the extent that the injury, death, loss or damage was caused by the negligent act or omission of the Landlord and, without limiting the generality of the foregoing, in no event except the Landlord's negligence shall the Landlord be liable;

         i) for any damage other than Insured Damage or for bodily injury or death of anyone which results from fire, explosion, earthquake, flood, falling plaster, steam, gas, electricity, water, rain, snow, dampness, or leaks from any part of the Leased Premises or from the pipes, appliances, electrical system, plumbing works, roof, subsurface or other part or parts of the Building or Land or from the streets, lanes and other properties adjacent thereto,

         ii) for any damage, injury, noise and other nuisance or death caused by anything done or omitted by the Tenant or any of its employees, agents, assignees, subtenants, contractors, licensees, invitees or anyone for whom the Tenant is in law responsible, or by any other tenant or person in the Building,

         iii) for the non-observance or the violation of any provision of any of the rules and regulations of the Landlord in effect from time to time or of any lease by another tenant of premises in the Building or any concessionaire, employee, licensee, agent, customer, officer, contractor, or other invitee of any of them, or by anyone else,

         iv) for any act or omission (including theft, malfeasance or negligence) on the part of any agent, contractor or person from time to time employed by it to perform janitorial services, security services, supervision or any other work in or about the Leased Premises or the Building,

         v) for loss or damage, however caused, to money, securities, negotiable instruments, papers or other valuables of the Tenant or any of its servants or agents,

         vi) for the failure to supply interior climate control or elevator service when prevented from doing so by strikes, the necessity of repairs, any order or regulation of any body having jurisdiction, the failure of the supply of any utility required for the operation thereof, or any other cause beyond the Landlords reasonable control, or

         vii) for any bodily injury, death, or damage to property arising from the use of, or any happening in or about, any elevator; and

(b) the Tenant releases and discharges the Landlord from any and all actions, causes of action, claims, damages, demands, expenses, and liabilities which the Tenant now or hereafter may have, suffer, or incur which arise from any matter for which the Landlord is not liable under subclause 12.03 (a).


12.04    LIMITATION OF TENANT'S LIABILITY

The Landlord releases the Tenant from all claims or liabilities in respect of any damage which is Insured Damage, to the extent of the cost of repairing such damage, but not from injury, loss or damage which is consequential thereto or which arises therefrom where the Tenant is negligent or otherwise at fault.


12.05    INDEMNITY OF LANDLORD

Except as provided in section 12.04, the Tenant agrees to indemnify and save harmless the Landlord in respect of all claims for bodily injury or death, noise and other nuisance, property damage, or other loss or damage arising from the conduct of any work by or any act or omission of the Tenant or any assignee, subtenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto, and in respect of any loss, costs, expense or damage suffered or incurred by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

ARTICLE 13- SUBORDINATION, ATTORNMENT, REGISTRATION AND CERTIFICATES



13.00    TENANT'S COVENANTS

The Tenant agrees with the Landlord that:

13.01    SALE OR FINANCING OF BUILDING

The rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or purchasers or to a mortgagee, or trustee for bond holders and in the event of a sale or of default by the Landlord under any mortgage, trust deed or trust indenture and the purchaser, mortgagee or trustee, as the case may be, duly entering into possession of the Building or the Leased Premises, the Tenant agrees to attorn to the become the tenant of such purchaser or purchasers, mortgagee or trustee under the terms of this Lease.

13.02    SUBORDINATION AND ATTORNMENT

This Lease and all rights of the Tenant hereunder (if required by any mortgagee or the holder of any trust deeds or trust indentures), shall be subject and subordinate to all mortgages, trust deeds or trust indentures now or hereafter existing which may now or hereafter affect the Building and to all renewals, modifications, consolidations, replacements and extensions thereof; provided that the Tenant whenever required by any mortgagee (including any trustee under a trust deed or trust indenture) shall attorn to such mortgagee as the tenant upon all of the terms of this Lease. The Tenant agrees to execute promptly whenever requested by the Landlord or by such mortgagee an instrument of subordination or attornment, as the case may be, as may be required of it, provided that the mortgagee shall agree in writing not to disturb the Tenant's possession hereunder so long as it is observing and performing the covenants and the conditions on its behalf contained in this Lease.

13.03    REGISTRATION

The Landlord shall have no obligation to execute and deliver this Lease in registerable form, provided however that if the Tenant pays all costs, expenses, fees, and taxes in connection with the registration of this lease in the appropriate Land Title Office and the cost of any plans required for such registration, the Landlord shall execute and deliver this Lease in registerable form.

13.04    Certificates

The Tenant agrees with the Landlord that the Tenant shall promptly whenever requested by the Landlord from time to time execute and deliver to the Landlord (and if required by the Landlord, to any mortgagee including any trustee under a trust deed or trust indenture or purchaser designated by the Landlord) a certificate in writing confirming that the Tenant is in possession of the Leased Premises, commenced to pay rent on a specific date, that this lease is in full force and effect, is modified or unmodified, confirming the rental payable hereunder and the state of the accounts between the Landlord and Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request a certificate. Should the Tenant fail to deliver any such certificate within 20 days of the Landlord's request, the Landlord shall be entitled to execute such a certificate on the Tenant's behalf as the Tenant's true and lawful attorney and the Tenant shall by its failure to deliver such a certificate within 20 days of the Landlord's request be estopped thereafter from denying the accuracy of the contents of such a certificate or the Landlord's authority to execute such a certificate on the Tenant's behalf.


13.05    ASSIGNMENT BY LANDLORD

In the event of a sale by the Landlord of the Building or a portion thereof containing the Leased Premises or the assignment by the Landlord of this Lease or any interest of the Landlord hereunder, and to the extent that such purchaser or assignee has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

ARTICLE 14- OCCURRENCE OF DEFAULT


14.01    UNAVOIDABLE DELAY

Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfilment of any obligations hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of Rent) by reason of strikes or work stoppages, or being unable to obtain any material, service, utility of labour required to fulfil such obligation or by reason of any statute, law or regulation of or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying or restricting such fulfilment, or by reason of other unavoidable occurrence other than lack of funds, the time for fulfilment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfilment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; but nevertheless the Landlord will use its best efforts to maintain services essential to the use and enjoyment of the Leased Premises.


14.02    NO ADMISSION

The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as a subtenant, assignee, transferee or otherwise in the place and stead of the Tenant.


14.03    PART PAYMENT

The acceptance by the Landlord of a part payment of any sums required to be paid hereunder shall not constitute waiver or release of the right of the Landlord to payment in full of such sums.

ARTICLE 15- REMEDIES FOR LANDLORD AND TENANT'S DEFAULT



15.01   REMEDYING BY LANDLORD, NON-PAYMENT AND INTEREST

In addition to all the rights and remedies of the Landlord available to it in the event of any default hereunder by the Tenant either by any other provision of this Lease or by statute or the general law, the Landlord, after 5 day's notice:

(a) shall have the right at all times to remedy or attempt to remedy any default of the Tenant, and in so doing may make any payments due or alleged to be due by the Tenant to third parties and may enter upon the Leased Premises to do any work or other things therein and in such event all expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord forthwith upon demand;

(b) shall have the same rights and remedies in the event of any non-payment by the Tenant of any amounts payable by the Tenant under any provision of this Lease as in the case of nonpayment of rent; and

(c) if the Tenant shall fail to pay any Rent promptly when due, shall be entitled, if it shall demand it, to interest thereon at a rate of five percent per annum in excess of the rate of interest charged and published from time to time by the main branch in Vancouver of the Toronto Dominion Bank, as its prime rate for loans to creditworthy and substantial commercial customers, from the date upon which the same was due until actual payment thereof.

(d) shall be entitled to be reimbursed by the Tenant for any costs incurred by it as a result of the Tenant's default under this Lease, including without limitation an amount determined by the Landlord to be paid by the Tenant in the event that an instrument of payment tendered by the Tenant is dishonoured. The Tenant acknowledges that at the date hereof, such amount is $200.00.

15.02    REMEDIES CUMULATIVE

The Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease or by statute or the general law, all of which rights and remedies are intended to be cumulative and not alternative, as the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or general law.

15.03    RIGHT OF RE-ENTRY ON DEFAULT OR TERMINATION

Provided and it is expressly agreed that if and whenever the Rent hereby reserved or other monies payable by the Tenant or any part thereof, whether lawfully demanded or not, are unpaid and the Tenant shall have failed to pay such Rent or other monies within five business days after the

Landlord shall have given to the Tenant notice requiring such payment, or if the Tenant shall breach or fail to observe and perform any of the covenants, agreements, provisos, conditions, rules or regulations and other obligations on the part of the Tenant to be kept, observed or performed hereunder and the Tenant shall fail to cure such breach or failure within 10 days after notice by the Landlord, or if this Lease shall have become terminated pursuant to any provision hereof, or if the Landlord shall have become entitled to terminate this Lease and shall have given notice terminating it pursuant to any provision hereof, then and in every such case it shall be lawful for the Landlord thereafter to enter into and upon the Leased Premises or any part thereof and in the name of the whole and the same to have again, repossess and enjoy as of its former estate, anything in this Lease contained to the contrary notwithstanding.

15.04    TERMINATION AND RE-ENTRY

If and whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of the Lease, the Landlord, in addition to all other rights and remedies, shall have the right to terminate this Lease forthwith by leaving upon the Leased Premises notice in writing of such termination.

15.05    PAYMENT OF RENT, ETC, ON TERMINATION

Upon the giving by the Landlord of a notice in writing terminating this Lease, this Lease and the Term, shall terminate, and the Tenant shall immediately deliver up possession of them. The Landlord, at its option and, in addition to any other remedies it may have hereunder, may require the Tenant, by notice, to pay to the Landlord as damages for the default of the Tenant in the observance and performance of its covenants under this Lease, all rent and additional payments reserved or required to be paid and remaining unpaid by the Tenant under this Lease from the date of default by the Tenant to and including the expiration of the term of this Lease and, for the purposes hereof, it is agreed by the Tenant with the Landlord that this Lease constitutes a commercial contract. The Landlord hereby agrees to mitigate such damages by using its best efforts to release the Leased Premises.

15.06 RE-LETTING, ETC.

Whenever the Landlord becomes entitled to re-enter upon the Leased Premises under any provision of this Lease the Landlord in addition to all other rights it may have shall have the right as agent of the Tenant to enter the Leased Premises and re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and to sell the same at public or private sale without notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any.

ARTICLE 16- EVENTS TERMINATING LEASE



16.01    CANCELLATION OF INSURANCE

If any policy of insurance upon the Building from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, subtenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leased Premises and the Tenant after receipt of notice in writing from the Landlord shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance, the Landlord may at its option terminate the Lease by leaving upon the Leased Premises notice in writing of such termination.

16.02    PROHIBITED OCCUPANCY, BANKRUPTCY, ETC.

In case without the written consent of the Landlord the Leased Premises shall be used by any other persons than the Tenant or its permitted assigns or subtenants or for any purpose other than that for which they were leased, or occupied by any persons whose occupancy is prohibited by this Lease, or if the Leased Premises shall be vacated or abandoned, or remain unoccupied for 15 days or more, while capable of being occupied, or if the Term or any of the goods and chattels of the Tenant shall at any time be seized in execution or attachment, or if the Tenant shall make any assignment for the benefit of creditors or any bulk sale, become bankrupt or insolvent or take the benefit of any statute now or hereafter in force for bankrupt or insolvent debtors or (if a corporation) shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence, then in any such case the Landlord may at its option terminate this Lease by leaving upon the Leased Premises notice in writing of such termination and thereupon, in addition to the payment by the Tenant of Rent and other payments for which the Tenant is liable under this Lease, Rent for the current month and the next ensuing three months' Rent shall immediately become due and be paid by the Tenant, or party then controlling the Tenant's affairs.

ARTICLE 17- MISCELLANEOUS



17.01    NOTICES

Any notice required or contemplated by any provision of this Lease shall be given in writing, and if to the Landlord, either delivered to an executive officer of the Landlord or sent by facsimile transmission or mailed by prepaid registered mail addressed to the Landlord at:

               1660 - 1188 West Georgia Street
               Vancouver, B.C. V6E 4A2
               Facsimile No. (604) 662-7958

and if to the Tenant, addressed to it and either delivered or sent by facsimile transmission or mailed by prepaid registered mail to the Leased Premises. Every such notice shall be deemed to have been given when delivered or, if sent by facsimile transmission, when sent or, if mailed as aforesaid, upon the third day after the day of mailing thereof in Canada. Either the Landlord or the Tenant may from time to time by notice in writing to the other designate another address in Canada as the address to which notices are to be mailed, sent or delivered to it.

17.02    EXTRANEOUS AGREEMENTS

The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied relating to this Lease of the Leased Premises save as expressly set out in this Lease and in any agreement to lease in writing between the Landlord and the Tenant pursuant to which this Lease has been executed. This Lease may not be modified except by an agreement in writing executed by the Landlord and the Tenant

17.03    TIME OF ESSENCE

Time shall be of the essence of this Lease.

17.04    AREA DETERMINATION

If any calculation or determination by the Landlord of the Rentable Area of any premises (including the Leased Premises) or the Building is disputed or called into question, it shall be calculated or determined by the Landlord's architect or quantity surveyor from time to time appointed for the purpose, whose certificate shall be conclusive in the absence of manifest error.

17.05    SUCCESSORS AND ASSIGNS

This Lease and everything herein contained shall ensure to the benefit of and be binding upon the successors and assigns of the Landlord and the successors and permitted assigns of the Tenant. References to the Tenant shall be read with such changes in gender as may be appropriate, depending upon whether the Tenant is a male or female person or a firm or corporation, and if the

Tenant is more than one person or entity, the covenants of the Tenant shall be deemed joint and several.

17.06    FRUSTRATION

The Landlord and the Tenant agree that notwithstanding the occurrence or existence of any event or circumstance or the non-occurrence of any event or circumstance and so often and for so long as the same may occur or continue which, but for this section, would frustrate or void this Lease, the obligations and liabilities of the Tenant hereunder shall continue in full force and effect as if such event or circumstance has not occurred or existed.

17.07    WAIVER

No condoning, excusing or overlooking by the Landlord or Tenant of any default, breach or nonobservance by the Tenant or the Landlord at any time or times in respect of any covenant, proviso or condition herein contained shall operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of the Landlord or the Tenant herein in respect of any such continuing or subsequent default or breach and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant save only express waiver in writing.

17.08   GOVERNING LAW

This Lease shall be governed by and construed in accordance with the laws of the province in which the Building is located. The Landlord and the Tenant agree that all of the provisions of this Lease are to be construed as covenants and agreements as though the words importing such covenants and agreements were included in each separate section hereof. Should any provision or provisions of this Lease be illegal or not enforceable, it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included.

17.09   NET LEASE

The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord except as shall be otherwise provided in the specific provisions contained in this Lease, and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Leased Premises, and the Tenant, except as shall be otherwise provided in the specific provisions contained in this Lease, Shall pay all charges, impositions and costs of every nature and kind relating to the Leased Premises whether or not referred to herein and whether or not within the contemplation of the Landlord or the Tenant and the Tenant covenants with the Landlord accordingly.

17.10    CAPTIONS

The captions appearing in this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision thereof.

17.11    ACCEPTANCE

The Tenant does hereby accept this Lease of the above described land having had the opportunity to seek independent legal advice on the matter, to be held by it as tenant, and subject to the conditions, restrictions and covenants above set forth.

ARTICLE 18- SCHEDULES



18.01    SCHEDULES

The following schedules are attached to this Lease and form part hereof:

        Schedule A - Floor Plan of the Leased Premises
        Schedule B - Legal Description of the Lands
        Schedule C - Rules and Regulations
        Schedule D - Additional Terms (Parking, and First Right of Refusal) Schedule E - Proposed Tenant's Leasehold Improvements

IN WITNESS WHEREOF the Landlord and the Tenant have executed this Lease by their authorized signatories as of the day and year first above written.


FOR THE LANDLORD:
GUILD PROPERTIES INC.

Per: [ILLEGIBLE]                                                 C/S
     ------------------------------------

FOR THE TENANT:
SMARTSOURCES.COM TECHNOLOGIES INC.


Per: /s/ [ILLEGIBLE]
     ------------------------------------
Authorized Signatory
Print name here: [ILLEGIBLE]
                 ------------------------
                                                                 C/S

Per:
     ------------------------------------
Authorized Signatory
Print name here:
                 ------------------------


WITNESS TO:                                  /s/ [ILLEGIBLE]
Tenant's Signature                           ----------------------------------
                                             Signature

                                             [ILLEGIBLE]
                                             ----------------------------------
                                             Print Name of Witness

                                             [ILLEGIBLE]
                                             ----------------------------------
                                             Address of Witness

WITNESS TO:
Second Signatory for Tenant                  ----------------------------------
                                             Signature


                                             ----------------------------------
                                             Print Name of Witness


                                             ----------------------------------
                                             Address of Witness

SCHEDULE A

                        FLOOR PLAN OF THE LEASED PREMISES
                     (outlined in red on the attached plan)


                                  SEE ATTACHED

SCHEDULE B
                    LEGAL DESCRIPTION OF THE LEASED PREMISES


The following is the legal description for Suite 200, 2030 Marine Drive, North Vancouver, B.C.:

PID:
Strata Lot 5, DL764, Group 1, New Westminster District, Strata Plan LMS2241

SCHEDULE C
                              RULES AND REGULATIONS


The Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by the Landlord as provided in the Lease):

1. The Tenant shall not use or permit the use of the Leased Premises in such manner as to create any objectionable noises, odours or other nuisance or hazard, or breach any applicable provisions of municipal by-law or other lawful requirements applicable thereto or any requirements of the Landlord's insurers, shall not permit the Leased Premises to be used for cooking (except with the Landlord's prior written consent) or for sleeping, shall keep the Leased Premises tidy and free from rubbish, shall deposit rubbish in receptacles which are either designated or clearly intended for waste and shall leave the Leased Premises at the end of each business day in a condition such as to facilitate the performance of the Landlord's janitor services in the Leased Premises.

2. The Tenant shall not abuse, misuse or damage the Leased Premises or any of the improvements or facilities therein, and in particular shall not deposit rubbish in any plumbing apparatus or use it for other than purposes for which it is intended, and shall not deface or mark any walls or other parts of the Leased Premises.

3. The Tenant shall not perform, patronize or (to the extent under its control) permit any canvassing, soliciting or peddling in the Building, shall not install in the Leased Premises any machines vending or dispensing refreshments or merchandise and shall not permit food or beverages to be brought to the Leased Premises except by such means, at such times and by such persons as have been authorized by the Landlord.

4. The entrances, lobbies, elevators, staircases and other facilities of the Building are for use only for access to the Leased Premises and other parts of the Building and the Tenant shall not obstruct or misuse such facilities or permit them to be obstructed or misused by its agents, employees, invitees or others under its control.

5. No safe or heavy office equipment shall be moved into or about the Building by or for the Tenant unless the consent of the Landlord is first obtained and unless all due care is taken. Such equipment shall be moved upon the appropriate steel bearing plates, skids or platforms and subject to the Landlord's direction, and at such times, by such means and by such persons as the Landlord shall have approved. No furniture, freight or bulky matter of any description shall be moved in or out of the Leased Premises or carried in the elevators except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber ties and other safeguards approved by the Landlord, and shall be used only by prior arrangements with the Landlord.

6. The Tenant shall permit and facilitate the entry of the Landlord, or those designated by it, into the Leased Premises for the purpose of inspection, repair, window cleaning and the performance of other janitor services, and shall not permit access to main header ducts, janitor and electrical closets and other necessary means of access to mechanical, electrical and other facilities to be obstructed by the placement of furniture or otherwise. The Tenant shall not place any additional locks or other security devices upon the doors of the Leased Premises without the prior written approval of the Landlord and subject to any conditions imposed by the Landlord for the maintenance of necessary access.

7. The Landlord may require that all or any persons entering and leaving the Building at any time other than the Normal Business Hours satisfactorily identify themselves and register in books kept for the purpose and may prevent any person from entering the Leased Premises unless provided with a key thereto and a pass or other authorization from the Tenant in a form satisfactorily to the Landlord and may prevent any person removing any goods therefrom without written authorization.

8. The Tenant shall refer to the Building only by name from time to time designated by the Landlord for it and shall use such name only for the business address of the Leased Premises and not for any promotion or other purpose.

9. The Tenant shall not interfere with window coverings installed upon exterior windows, and shall close or (if such window coverings are remotely controlled) permit to be closed such window coverings during such hours from dusk to dawn as the Landlord may require, and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearance of the Building.

The foregoing Rules and Regulations, as from time to time amended, are not necessarily of uniform application, but may be waived in whole or in part in respect of other tenants without affecting their enforceability with respect to the Tenants and the Leased Premises, and may be waived in whole or in part with respect to the Leased Premises without waiving them as to future application to the Leased Premises, and the imposition of Rules and Regulations shall not create or imply an obligation of the Landlord to enforce them and shall create no liability on the part of the Landlord for their non-enforcement.

SCHEDULE D
                   ADDITIONAL TERMS FORMING PART OF THE LEASE


1.       Parking

The Landlord will provide the Tenant throughout the Term with 2 reserved parking stalls in the Building being stalls 9 and 32 for the exclusive use of the Tenant free of charge until October, 2000 and then at the additional charge of $25.00 per month per stall payable from November 1, 2000.

2.       Right of First Refusal

         a) Where, before April 30, 2002, the Landlord has received a bonafide-offer from a Third Party for the purchase of the Leased Premises (Strata Lot 5), the Landlord agrees not to accept that offer until advising the Tenant of the offer and then until either,

                  i) ten (10) business days have passed since advising the Tenant without the Tenant presenting the Landlord with a legally binding offer on the same or better terms for the purchase of the Leased Premises, or

                  ii) the Tenant has advised the Landlord that it does not intend to exercise its rights under this section and has no objection to the Landlord accepting the offer from the Third Party.

         b) The Landlord shall not be required to accept any purchase offer for the Leased Premises from a Third Party or from the Tenant.

SCHEDULE E

Attached to and forming part of the Lease by GUILD PROPERTIES INC. to SMARTSOURCES.COM TECHNOLOGIES INC.

                  PROPOSED TENANT'S LEASEHOLD IMPROVEMENTS PLAY

                               PART OF SCHEDULE E


                          [DRAWING OF RENOVATION PLAN]